Exhibit 8.1

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March 8, 2012

To the Addresses on Schedule A

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to The Huntington National Bank, a national banking association (“Huntington”), Huntington Funding, LLC, a Delaware limited liability company (the “Depositor”), and Huntington Auto Trust 2012-1, a Delaware statutory trust (the “Trust”), in connection with the issuance by the Trust of $308,000,000 aggregate principal amount of Class A-1 0.3416% asset backed notes (the “Class A-1 Notes”), $330,000,000 aggregate principal amount of Class A-2 0.54% asset backed notes (the “Class A-2 Notes”), $444,000,000 aggregate principal amount of Class A-3 0.81% asset backed notes (the “Class A-3 Notes”), $143,250,000 aggregate principal amount of Class A-4 1.18% asset backed notes (the “Class A-4 Notes” and collectively with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”), $19,500,000 aggregate principal amount of Class B 1.71% asset backed notes (the “Class B Notes”), $31,850,000 aggregate principal amount of Class C 2.10% asset backed notes (the “Class C Notes”) and $23,400,000 aggregate principal amount of Class D 2.85% asset backed notes (the “Class D Notes” and collectively with the Class A Notes, the Class B Notes and the Class C Notes, the “Notes”).  The Notes are being issued pursuant to an indenture, dated as of January 31, 2012 (the “Indenture”), between the Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).  The Trust will also issue asset backed certificates in definitive form and evidencing fractional undivided interests in the Trust, pursuant to an amended and restated trust agreement, dated January 31, 2012, between the Depositor and Wilmington Trust, National Association, as the owner trustee (the “Trust Agreement”).

In our capacity as special United States federal income tax counsel, we have reviewed (i) the registration statement on Form S-3 (File No. 333-179209) and the exhibits thereto (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2012, as amended by Pre-Effective Amendment No. 1 on February 15, 2012 and as amended by Pre-Effective Amendment No. 2 on February 21, 2012,  pertaining to offerings from time to time of asset backed notes and asset backed certificates issued by trusts, in the form of which it became effective, (ii) the prospectus supplement relating to the Notes, dated March 1, 2012 (the “Prospectus Supplement”), and the related prospectus, dated February 27, 2012 (the “Prospectus”), filed with the Commission on March 2, 2012, (iii) the Indenture, (iv) the Trust Agreement, (v) the sale and servicing agreement, dated January 31, 2012, among the Trust, the Depositor, Huntington and the Indenture Trustee (the “Sale and

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Servicing Agreement”), (vi) the administration agreement, dated as of January 31, 2012, among the Trust, Huntington as administrator, the Owner Trustee and the Indenture Trustee (the “Administration Agreement”) and (vii) such other documents and materials as we have determined necessary to deliver this opinion (the documents described in (i) through (vii), (collectively, the “Transaction Documents”).

For the purposes of our opinion set forth below, we have assumed that the representations in the Transaction Documents are true and correct as of the date hereof, and that there will be material compliance with the various covenants, closing conditions and other terms of the Transaction Documents.  We have conducted no independent factual investigation and have relied solely upon the statements and information set forth in the Transaction Documents (in each case, to the extent material to the opinion expressed herein) and the additional matters recited or assumed in this opinion, all of which we have assumed are and will remain true, complete and accurate in all material respects.

Based on the foregoing, and assuming that the Transaction Documents are finalized in substantially the form we have examined and that the transactions as contemplated in the Transaction Documents in fact occur in accordance with the terms thereof, we are of the opinion that, for United States federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and the Trust will not be treated as a publicly traded partnership taxable as a corporation, (ii) the Notes will be characterized as indebtedness and (iii) the statements in the Prospectus under the heading “Material United States Federal Income Tax Consequences” and the statements in the Prospectus Supplement under the heading “Summary of Terms – Tax Status” and “Material United States Federal Income Tax Consequences”, to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects and we hereby confirm and adopt the opinions set forth therein.

The opinion set forth herein is limited to those matters expressly covered and is as of the date hereof.  No opinion is to be implied with respect to any other matter.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinion expressed herein.  Please be advised that our opinion is not binding on the United States Internal Revenue Service or the courts, and that no assurances can be given that the United States Internal Revenue Service will not take a contrary position upon examination, or that a court will not reach a contrary conclusion in litigation.

We hereby consent to the filing of this opinion on Form 8-K in connection with the sale of the Notes and to the references to our firm in the Prospectus and the Prospectus Supplement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

Schedule A

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036-8293

The Huntington Investment Company
Huntington Center
41 South High Street
Columbus, Ohio 43287